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                                                                      Exhibit 99




Contact: John L. Morgan
         763-520-8500


                              FOR IMMEDIATE RELEASE


               GROW BIZ INTERNATIONAL, INC. ANNOUNCES NAME CHANGE

Minneapolis, MN (November 16, 2001) -- Grow Biz International, Inc. today announced that it will change its name to "WINMARK CORPORATION" effective November 19, 2001. No other changes will be made to the Company's structure, and it will continue with the same rights and obligations. The Company is listed on the Nasdaq SmallCap Market and will be traded under the new ticker symbol "WINA".

John L. Morgan, Chairman and CEO stated, "This new Company name reflects our commitment to our well established brand names and recognizes the efforts of our management team to change the culture of our Company."

Winmark Corporation develops franchises and operates value-oriented retail concepts for stores that buy, sell, trade and consign used and new merchandise. At September 29, 2001, the Company had 880 stores in operation and an additional 29 franchises awarded but not open. Of the stores in operation, there were 522 Play It Again Sports(R), 234 Once Upon A Child(R), 62 Music Go Round(R) and 45 Plato's Closet(R) stores.